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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                                        December 13, 2006
LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code                                        (605) 988-1000
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     LodgeNet Entertainment Corporation (the “Company”) entered into a Stock Purchase Agreement, dated December 13, 2006 (“Stock Purchase Agreement”) with PAR Capital Management, Inc. (“PAR Capital”) to provide for the sale of 1.0 million shares of common stock of the Company to PAR Capital for the consideration of $23.35 million, and to provide for certain transfer restrictions and registration rights on the shares of common stock of the Company to be issued to PAR Capital. The transaction contemplated under the Stock Purchase Agreement is conditioned on and is scheduled to close upon the closing of that certain Stock Purchase Agreement, dated December 13, 2006, by and among the Company, Liberty Satellite & Technology, Inc. (“Liberty Satellite”) and Liberty Satellite’s parent company, Liberty Media Corporation, pursuant to which the Company will acquire 100% of the capital stock of Ascent Entertainment Group, Inc., which owns 100% of the capital stock of On Command Corporation. PAR Capital may terminate the Stock Purchase Agreement in certain circumstances.
     The press release issued by the Company relating to the Stock Purchase Agreement is filed as Exhibit 99.1.
Item 3.02 Unregistered Sales of Equity Securities.
     As referenced above under Item 1.01, in connection with the Stock Purchase Agreement with PAR Capital, the Company will issue 1.0 million shares of the Company’s common stock to PAR Capital in exchange for consideration of $23.35 million. The Company has agreed to register the resale of the Company’s common shares to be issued to PAR Capital.
     For this offer, the Company will rely on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated thereunder. The Company will rely on this exemption and/or the safe harbor rule thereunder based on the fact that (i) there will be one investor, which has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment, and (ii) the Company will obtain written representations from the investor indicating that it is an accredited investor and purchasing for investment only. The Company will employ no public advertising or solicitation in connection with this offer. No underwriting discounts or brokerage fees or commissions will be paid in connection with this transaction. The shares to be issued to PAR Capital will not be convertible or exchangeable into other securities.
     The securities to be sold in this issuance will not be registered under the Securities Act and therefore may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements. The information contained herein shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
     99.1     Press Release (filed)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2006	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer